SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2014

SELECTICA, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real

San Mateo, California 94403

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2014, Selectica, Inc. (the “Company”) entered into a First Amendment to Lease (the “Lease Amendment”) with SKBGS I, L.L.C. amending the Office Lease dated July 8, 2011 whereby the Company is leasing approximately 10,516 square feet of office space at a premises located at 2121 South El Camino Real, Suite 1000, San Mateo, California where the Company maintains its headquarters. The Lease Amendment extends the lease term to cover a twenty-five month period expiring January 31, 2017 and carries a base rent of $2.85 per rentable square foot, escalating 3% each year.

The summary of the Lease Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment, a copy of which is filed as Exhibit 10.1 to this Report, and is incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Lease executed May 15, 2014, and effective as of May 15, 2014, by and between SKBGS I, L.L.C. and Selectica, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2014

SELECTICA, INC. By: /s/ Todd Spartz Name: Todd Spartz Title: Chief Financial Officer